Exhibit 10.14
                                                                     New Windsor



July 6, 2007

David Berman
Lizzie Realty, LLC
c/o Decorative Product Source, Inc.
1 Coates Drive, Suite 5
Goshen, NY 10924

                                        Subject:  Second  Lease  Amendment
                                        Agreement (Additional 1,000 square feet for a total of 11,000 square feet)

                                        Premises:  NEW  WINDSOR,  New  York,
                                        389  Windsor  Highway  (Approximately
                                        10,000  square  feet  as  described  in
                                        Schedule  A  of  the  May  1, 1998 Lease
                                        Agreement)

                                        Lease  History:

                                             a.   Assumption  (and Modification)
                                                  of  Lease dated September  30,
                                                  2003 (the "Assumption of Lease
                                                  Agreement")

                                             b.   Lease dated  May 1, 1998  (the
                                                  "Lease  Agreement")

Dear Mr. Berman:

With regards to the above Lease Agreement and amendments and/or modifications thereto, by and between Lizzie Realty, LLC ("Landlord") and The RAL Supply Group, Inc. ("Tenant"), Tenant hereby agrees to amend the terms of the subject Lease Agreement and amendments and/or modifications thereto as follows:

     1. Tenant hereby exercises its option to renew for five (5) years terminating on April 30, 2013 pursuant to paragraph 1.3 of the referenced Lease Agreement and amendments and/or modifications thereto. Landlord hereby accepts Tenant's exercise of its option to renew for the aforementioned five (5) years terminating on April 30, 2013, the same as if said option were exercised in accordance with the terms of the Lease Agreement and amendments and/or modifications thereto.

     2. As of July 1, 2007, Schedule A of the Lease Agreement and amendments and/or modifications thereto is hereby modified and amended to include an additional


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          1,000  square  feet  (the  "Additional  Leased  Space")  at  an additional $10,500.00 annually ($875.00 per month) which on July 1, 2008 and each year thereafter shall be adjusted for CPI Index increases as described in Schedule B of the Lease Agreement and amendments and/or modifications thereto, except that the Base Month for calculation of this increase shall be May 2007.

     3. The validity of the Lease Agreement and amendments and/or modifications thereto shall be governed by the laws of the State of New York.

All other terms and conditions of the aforementioned Lease Agreement and amendments and/or modifications thereto shall remain in full force and effect.

If  this  agrees  with  your  understanding,  kindly  sign  below.

Sincerely,                              Agreed and Accepted:

The RAL Supply Group, Inc.              Lizzie Realty, LLC
f/k/a RAL Purchasing Corp.

By:   /s/ William Pagano                By:   /s/ David Berman
     ----------------------------          -----------------------------
     William Pagano, Executive VP             David Berman, Managing Member
                                             (President)


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